AMENDMENT AGREEMENT

This Amendment Agreement (this "Agreement"), is made and entered into as of April 15, 2008, by and between Solomon Technologies, Inc., a Delaware corporation (the "Company") and Iroquois Master Fund, Ltd. ("Iroquois" or the "Holder"), a Cayman Islands Corporation with respect to its Debentures (as defined herein). Capitalized terms not defined in this Agreement have the same meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company and Holder are parties to that certain Securities Purchase Agreement, dated as of January 17, 2007, as amended on August 24, 2007 (the "Purchase Agreement"), under which the Company issued to the Holder its Variable Rate Self-Liquidating Senior Secured Convertible Debentures (the "Holder's Debentures"), and Common Stock Purchase Warrants to purchase shares of Common Stock of the Company (the "Holder's Warrants"); and

WHEREAS, the Company and Holder agreed to amend the certain terms of the Holder's Debentures pursuant to an Amendment and Waiver Agreement dated February 5, 2008;

WHEREAS, the Holder wishes to redeem the Holder's Debentures effective as provided herein, and the Company wishes to purchase the Debentures as provided herein.

NOW THEREFORE, in consideration of the terms contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Amendment of the Debenture.

(a) The definition of "Maturity Date" in the second paragraph of the Holder's Debentures is hereby amended as follows:

",...May 1, 2008 (the "Maturity Date")."

(b) The definition of "Monthly Redemption Amount" in Section 1 of each of the Holder's Debentures is hereby deleted and replaced in its entirety with the following:

"Monthly Redemption Amount" means an amount equal to the total outstanding principal amount and all accrued interest of the Holder's Debentures on May 1, 2008." For the avoidance of any ambiguity the outstanding principal and interest due as of May 1, 2008 is $374,453.77.

(c) Nothing in this Agreement shall serve to amend or be interpreted as amending the Debentures for Holders thereof other than the Holder as defined herein..

Section 2. Effect on Transaction Documents. The foregoing agreements are given solely in respect of the transactions described herein for the benefit of the Holder. Except as expressly set forth in this Agreement, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement. This Agreement shall not constitute a novation or accord and satisfaction of any such Transaction Document. The reduction in the exercise price of the Warrants set forth in Section 6, infra, will not act to adjust or reset the conversion price contained in the Debentures of $0.35.

Section 3. Filing of 8-K. Within four Trading Days of the date of this Agreement, the Company shall issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated, which shall include this Agreement as an attachment thereto.

Section 4. Non-Affiliate. The Holder represents and warrants that as of the date of this Agreement (i) it is not an Affiliate of the Company and (ii) it has not been an Affiliate of the Company for at least the three months preceding the date of this Agreement. The Holder covenants that, if it becomes an Affiliate of the Company at any time while it holds any of Holder's Debentures or Holder's Warrants, it shall promptly notify the Company of its Affiliate status.

Section 5. Delivery of Shares. (a) *Conversion Shares*. The Company hereby agrees that on April 17, 2008, it will cause its transfer agent to issue to the Holder a number of Pre-Redemption Conversion Shares as provided in Section 6 of the Holder's Debentures taking into account the amended Maturity Date and the amended Monthly Redemption Amount as provided herein and above.

(b) *True-Up Shares* . The Company hereby agrees that on May 1, 2008, it will cause its transfer agent to issue to the Holder a number of true-up shares as provided in Section 6 of the Holder's Debentures taking into account the amended Maturity Date and the amended Monthly Redemption Amount as provided herein.

(c) *Full Payment*. The Holder agrees that the delivery to it of the Conversion Shares and True-Up shares as provided in this Section 5 shall constitute full payment of all principal and interest payments due with respect to the Holder's Debentures. All certificates for the Conversion Shares and the True-Up shares shall be free of restrictive legends and trading restrictions.

Section 6. Holder's Covenant Regarding Exercise of Warrant. The Holder hereby covenants and agrees that it will execute and deliver to the Company promptly a Notice of Exercise with respect to Holder's Warrants upon receipt from the Company of a notice which provides, in substance and in relevant part, that the exercise price of the Holder's Warrants is reduced to $.001 from $.35 per share of Common Stock, that the exercise of the Warrants will be on a cashless basis, that each share received upon exercise of the Warrant will be free trading and unrestricted, that the inducement shares to be issued on a 1 for 1 basis issued in connection with the Notice of Exercise will be restricted under Rule 144 and that all, and not less than all, of Holder's Warrants must be exercised. The Company covenants and agrees with the Holder that such Notice of Exercise will not be delivered or further discussed with any Holder of Debentures on or before May 1, 2008.

Section 7. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first set forth above.

SOLOMON TECHNOLOGIES, INC.

By: ______________________

Name: Gary M. Laskowski

Title: Chairman, Board of Directors

HOLDER

IROQUOIS MASTER FUND, LTD

Signature of Authorized Signatory of Holder: ______________________

Name of Authorized Signatory: Joshua Silverman

Title of Authorized Signatory: Authorized Signatory